Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

COMPRESSCO, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Compressco, Inc.:

We have audited the accompanying consolidated balance sheet of Compressco, Inc. as of December 31, 2003, and the related consolidated statements of operations, comprehensive income and stockholders' equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Compressco, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young LLP

Oklahoma City, Oklahoma

February 10, 2004

COMPRESSCO, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

ASSETS
Current Assets:
Cash	$388,030
Accounts receivable, net of allowance of $147,226	4,238,653
Inventories	3,427,074
Prepaid expenses	222,272
Deferred income tax asset	57,570
Total current assets	8,333,599

Compressors, cost	27,642,207
Less - accumulated depreciation	(4,593,948)
Total compressors, net	23,048,259

Vehicles, equipment and other property, cost	1,970,129
Less - accumulated depreciation	(738,965)
Total vehicles, equipment and other property, net	1,231,164

Other assets	108,588

Total assets	$32,721,610

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,778,308
Accrued liabilities	1,024,411
Income taxes payable	202,699
Deferred revenues	34,495
Total current liabilities	3,039,913

Long-term debt	17,916,596

Deferred income taxes	3,584,731

Total liabilities	24,541,240

Commitments (Note 8)

Stockholders' equity:
Preferred stock, $1 par value; 200,000 shares authorized; no shares issued or outstanding	–
Common stock, $1 par value; 500,000 shares authorized; 153,235 shares issued and outstanding	153,235
Warrants outstanding	100,000
Additional paid-in capital	2,663,715
Accumulated other comprehensive income, net of tax expense of $50,000	79,837
Retained earnings	5,183,583
Total stockholders' equity	8,180,370

Total liabilities and stockholders' equity	$32,721,610

The accompanying notes are an integral part of this consolidated balance sheet.

COMPRESSCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECMEBER 31, 2003 AND 2002

	2003	2002
Revenues:
Rental revenue	$17,914,457	$12,674,142
Sales - compressors and parts	3,388,873	1,248,076
Service and other	1,452,358	999,286
Total revenues	22,755,688	14,921,504

Cost of sales and expenses:
Cost of sales	2,047,676	705,797
Operating expenses	12,377,657	9,165,496
Depreciation and amortization expense	1,964,028	1,600,675
Total cost of sales and expenses	16,389,361	11,471,968

Operating income	6,366,327	3,449,536

Other income (expense):
Gain on sale of assets	84,405	–
Interest expense	(1,106,859)	(1,268,413)
Total income (expense)	(1,022,454)	(1,268,413)

Income before provision for income taxes	5,343,873	2,181,123

Provision for income taxes	2,027,849	963,784

Net income	$3,316,024	$1,217,339

Basic earnings per common share	$21.64	$7.94

Diluted earnings per common share	$16.08	$7.00

The accompanying notes are an integral part of these consolidated financial statements.

COMPRESSCO, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME AND

STOCKHOLDERS' EQUITY FOR THE YEARS ENDED

DECEMBER 31, 2003 AND 2002

		Common Stock				Accumulated Other
	Comprehensive Income	Shares	Par Value	Stock Warrants	Paid-In Capital	Comprehensive Income	Retained Earnings	Total
Balance at December 31, 2001	$–	153,235	$153,235	$100,000	$2,663,715	$–	$650,220	$3,567,170

Net income	1,217,339	–	–	–	–	–	1,217,339	1,217,339

Balance at December 31, 2002	$1,217,339	153,235	$153,235	$100,000	$2,663,715	$–	$1,867,559	$4,784,509

Net income	3,316,024	–	–	–	–	–	3,316,024	3,316,024

Foreign currency translation adjustment net of income tax	79,837	–	–	–	–	79,837	–	79,837

Total comprehensive income	$3,395,861

Balance at December 31, 2003		153,235	$153,235	$100,000	$2,663,715	$79,837	$5,183,583	$8,180,370

The accompanying notes are an integral part of these consolidated financial statements.

COMPRESSCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash flows from operating activities:
Net income	$3,316,024	$1,217,339
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,964,028	1,600,675
Provision for bad debts	82,270	109,353
Amortization of discount on subordinated promissory notes	33,333	33,333
Amortization of deferred financing costs	53,703	38,532
Other assets	(15,327)	12,192
Gain on sale of operating equipment	(84,405)	(140)
Deferred income taxes	1,825,150	963,784
Changes in current assets and liabilities:
Accounts receivable	(2,082,073)	(750,792)
Notes receivable	–	23,662
Inventories	(1,398,411)	(67,317)
Prepaids and other	23,088	(58,449)
Accounts payable	1,255,219	40,862
Accrued liabilities	416,291	(43,472)
Income taxes payable	202,699	–
Deferred revenues	(231,744)	266,239
Net cash provided by operating activities	5,359,845	3,385,801

Cash flows from investing activities:
Additions to compressors	(8,959,663)	(1,630,577)
Additions to vehicles and other property	(679,947)	(360,516)
Proceeds from sale of operating equipment	191,600	8,980
Net cash used in investing activities	(9,448,010)	(1,982,113)

Cash flows from financing activities:
Proceeds from new bank credit agreement	12,366,596	–
Proceeds from line of credit	10,249,141	12,750,842
Principal payments on line of credit	(17,343,695)	(13,330,448)
Principal payments on notes payable	(1,026,642)	(559,999)
Deferred financing costs	(86,912)	–
Net cash (used in) provided by financing activities	4,158,488	(1,139,605)

Net increase in cash and cash equivalents	70,323	264,083

Cash and cash equivalents, beginning of period	317,707	53,624

Cash and cash equivalents, end of period	$388,030	$317,707

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,105,849	$1,201,224
Income taxes	–	–

Supplemental disclosures of non-cash investing and financing activities	None	None

The accompanying notes are an integral part of these consolidated financial statements.

COMPRESSCO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

Compressco, Inc., formerly Emerging Alpha Corporation (the "Company"), was incorporated in the State of Delaware on February 10, 1993 for the purpose of acquiring business opportunities. On October 29, 1999, the Company purchased Compressco Field Services, Inc., an Oklahoma corporation, and Compressco Testing L.L.C. The two companies are wholly owned subsidiaries of the Company.

The Company is engaged primarily in the manufacture, rental and service of natural gas compressors that provide economical well head compression to mature, low pressure natural gas wells. The Company's compressors are currently sold and leased to natural gas producers located primarily in the mid-continent hydrocarbon producing regions of the United States and western Canada. Compressco Testing L.L.C. is a natural gas measurement, testing and service company, based in Oklahoma City that began operations in September 1999.

In January 2000 the Company established a wholly owned energy production subsidiary, Providence Natural Gas, Inc., ("Providence") to acquire certain pressure depleted reservoirs, having key reservoir characteristics known to be receptive to well-head compression. The Company was not successful in this endeavor and management has elected to sell the acquired natural gas well in January 2003 and cease operations.

In October 2001, the Company established a wholly owned Canadian subsidiary, Compressco Canada, Inc., to market the sale and rental of compressors in Canada. During the fall of 2001 the Company hired a Canadian representative, opened an office and began to service the Canadian market. At December 31, 2003 the Company had 97 compressors on rental and has sold 28 compressors since inception. At December 31, 2003, the Company had 2 compressors off rental and 15 compressors in transit to Canada to be placed on rental in early 2004.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts and operations of the Company for the year ended December 31, 2003. All significant inter company accounts and transactions have been eliminated in the consolidated financial statements.

CASH

The Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories consist primarily of compressor components and parts, and work-in-progress, and are stated at the lower of cost or market using the standard cost method.

OTHER ASSETS

The Company includes in other assets gross deferred financing costs of $86,912 related to the new bank credit agreement entered into effective June 30, 2003. These costs are being amortized on a straight line basis over the three-year life of the related financing. Accumulated amortization as of December 31, 2003 was $14,484.

COMPRESSORS, VEHICLES, EQUIPMENT AND OTHER PROPERTY

Compressors include units currently being rented and available for rent. Compressors, vehicles and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the following estimated useful lives:

Compressors	12 years
Equipment and other property	7 years
Vehicles	5 years
Information systems	3 years

REVENUE RECOGNITION

Revenue on the sale of compressors and parts is recognized upon shipment of goods to customers. The Company rents compressors to customers on terms ranging from two weeks to one month. As of December 31, 2003, all monthly rental agreements are cancellable with 30 days written notice by the customer. Revenues from rental and service agreements are recognized as earned over the lives of the respective agreements.

FABRICATION SHOP OVERHEAD COSTS

The Company capitalizes certain fabrication shop overhead costs as part of the total cost of the compressors fabricated. The amount capitalized is based on the ratio of time spent on fabricating compressors and will vary with the level of production. The fabrication shop costs include payroll, burden, supplies, utilities, rent, freight and other miscellaneous costs. The portion of the fabrication shop overhead costs that is not capitalized as part of the compressors is expensed in the period incurred.

INCOME TAXES

Deferred income taxes are provided to reflect the future tax consequences of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred income tax assets and liabilities are computed using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Income tax expense is the current tax payable or refundable benefit for the period plus or minus the net change in the deferred tax assets and liabilities.

Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred tax arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the period in which the temporary differences are expected to be used. A valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Income taxes payable are provided for current income taxes due on the taxable income of Compressco Canada, Inc. In 2003, net operating losses from prior years were used to reduce a portion of the current year taxable income for Compressco Canada. There was no current income tax expense on the company’s domestic operations due to a tax loss being generated for 2003.

EARNINGS PER COMMON SHARE

Basic earnings per common share includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of shares outstanding for the period. The weighted-average number of shares used to compute basic earnings per common share was 153,235 for each year.

Diluted earnings per common share for each year was determined on the assumption that the stock options and stock warrants outstanding were exercised at beginning of each year. The weighted-average of fully diluted shares used to calculate diluted basic earnings for the year ended December 31, 2003 and 2002 were 229,266 and 173,989 respectively.

FOREIGN CURRENCY TRANSLATION

Compressco Canada Inc., maintains their accounting records in their local currency, Canadian Dollars, which is also its functional currency. The functional currency financial statements are converted to United States Dollar equivalents with the effect of the foreign currency translation adjustment reflected as a component of accumulated other comprehensive income in the consolidated statements of comprehensive income and stockholders’ equity.

BUSINESS SEGMENTS

The Company operates as a single reportable business segment pursuant to Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information" which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and measuring performance. All of the Company revenues are from external customers and no single customer amounts to more than 10 percent of our total revenues.

The Company is domiciled in the United States of America with operations in Canada. The Company attributes revenue to the countries based on the location of customers. Long-lived assets consists primarily of compressors and are attributed to the countries based on the physical location of the compressors at a given year-end. Information by geographic area is as follows:

	2003	2002
Revenues:
United States	$18,916,054	$14,564,421
Canada	3,839,634	357,083
Total revenues	$22,755,688	$14,921,504

Long-lived assets, net:
United States	$20,330,201	$15,626,555
Canada	3,949,222	954,644
Total long-lived assets	$24,279,423	$16,581,199

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

The Company applies APB Opinion No. 25 in accounting for its fixed price stock options. Accordingly, no compensation cost for options has been recognized in the financial statements. The chart below sets forth the Company's net income and loss per share for year ended December 31, 2003 and 2002, as reported and on a pro forma basis as if the compensation cost of stock options had been determined consistent with SFAS 123.

	2003	2002
Net income, as reported	$3,316,024	$1,217,339
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(94,710)	(104,678)
Pro forma net income	$3,221,314	$1,112,661

Basic income per share:
As reported	$21.64	$7.94
Pro forma	$21.02	$7.26
Diluted income per share:
As reported	$16.08	$7.00
Pro forma	$15.67	$6.40

3. INVENTORIES:

Inventories consist of the following at December 31, 2003:

Components and parts	$2,849,636
Work-in-progress	577,437
$3,427,073

4. LONG-TERM DEBT:

Long-term debt consists of the following at December 31, 2003:

Subordinated promissory notes (a)	$5,550,000
Credit agreement (b)	12,366,596
Total long-term debt	$17,916,596

(a) On December 22, 2000, the Company offered an issue of subordinated promissory notes and stock warrants (see Note 10) to qualified private investors. At December 31, 2003, $5,550,000 of the subordinated promissory notes were outstanding. Of the $5,550,000 in proceeds, $100,000 was allocated to the stock warrants. The notes are subordinated unsecured obligations of the Company and rank subordinate to all existing indebtedness of the Company. In March 2003 the Company and the holders of the subordinated promissory notes agreed to amend the promissory notes to extend the maturity to March 31, 2005, change the interest rate from 13% to 10% effective April 1, 2003 and make convertible by the holder into common stock of the Company at anytime prior to maturity at a conversion price of $150 per share. The Notes mature on the earlier of (1) the consummation of an underwritten public offering of the Company's capital stock or (2) March 31, 2005. The Company may, at any time prepay any part of the principal balance on the Notes, in increments of $10,000, without premium or penalty prior to maturity. Interest is payable at 13% per annum, 10% effective April 1, 2003, and is payable quarterly in arrears.

(b) The Company entered into a new credit agreement on June 30, 2003 with a bank and repaid all amounts due on its prior line of credit and term facilities. Under the new credit agreement the Company may borrow up to the lesser of $17,500,000 or the sum of (i) 85% of the aggregate amount of eligible receivables, (ii) 50% of the aggregate amount of eligible inventory, and (iii) the lower of 80% of the appraised orderly liquidated value or the net book value of its compressor fleet. In addition, no additional draws are permitted under the credit facility if utilization of the compressor fleet falls below 70%. As of December 31, 2003, the utilization rate of the compressor fleet was 92.5%. The balance outstanding under the line of credit agreement as of December 31, 2003 was $12,366,596. As of December 31, 2003 under the terms of the credit agreement the Company qualified to borrow the full $17,500,000 available under the credit agreement. The borrowing under the credit facility bear interest between 0.25% and 0.5% over Wall Street Journal Prime Rate (4.25% at December 31, 2003) or between 3.0% and 3.25% over LIBOR (4.15% at December 31, 2003) based on the Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization. Interest is due quarterly with all outstanding borrowings due at maturity on the earlier of June 30, 2006 or 45 days prior to the maturity of the $5,550,000 subordinated promissory notes currently due March 31, 2005. The loan is secured with the assets and compressor rental agreements of the Company. The Company’s credit facility imposes a number of financial and restrictive covenants that among things, limit the Company’s ability to incur additional indebtedness, create liens and pay dividends. As of December 31, 2003, the Company was in compliance with its loan covenant ratios. Management expects that the Company will be in compliance with the covenants under the credit facility for at least the next twelve months.

The annual maturities of long-term debt subsequent to December 31, 2003 are shown in the following table. The bank credit agreement is shown as maturing in 2005 based on its maturity date being the earlier of the maturity date of the subordinated promissory notes maturity of March 31, 2005 or the maturity of the bank credit agreement of June 30, 2006.

2004	–
2005	17,916,596
2006	–
Total	$17,916,596

The carrying value of the Company's financial instruments approximates fair value at December 31, 2003.

5. INCOME TAXES:

The components of income taxes for the years ended December 31, 2003 and 2002 are set forth as follows:

	2003	2002
Current provision	$202,699	$–
Deferred provision	1,825,150	963,784
Income taxes	$2,027,849	$963,784

The differences between the provision for income taxes at the expected Federal statutory rate and the provision for income taxes recorded in the consolidated statements of operations for the years ended December 31, 2003 and 2002 are summarized as follows:

	2003	2002
Federal income tax at statutory rate	$1,816,917	$741,582
State income taxes, net of Federal income tax benefit	234,062	95,533
Nondeductible expenses	38,050	35,300
Canadian operations	(61,180)	91,369
Provision for income taxes	$2,027,849	$963,784

The significant components of the Company's deferred tax assets and liabilities are as follows at December 31, 2003:

Deferred tax assets:
Accounts receivable	$57,570
Net current deferred tax assets	$57,570

Deferred tax liabilities:
Depreciation	$(4,761,304)
Foreign currency translation	(50,000)
Net operating losses	1,226,573
Net non-current deferred tax liability	$(3,584,731)

At December 31, 2003, the Company has cumulative United States net operating loss carry forwards of approximately $3,196,000, which will begin to expire in 2014.

6. EMPLOYEE BENEFIT PLANS:

401(k) Plan

The Company implemented a 401(k) plan on October 1, 2001 in which substantially all full time employees of the Company are eligible to participate. The 401(k) plan provides that the Company will match 100% of the first 1% employee contribution and 50% of the next 2% of employee contributions to the plan. The employee vests in the Company’s contribution 50% after one year and 100% after two years. The Company contributions to the 401(k) plan were $43,396 and $40,154 for the years ended December 31, 2003 and 2002 respectively. Hartford Life is the plan provider and provides the investment, administrative and reporting services for the participants. The plan assets are invested, at the employee’s discretion, in a choice of several Hartford funds.

Stock Ownership and Incentive Stock Option Plan

The Company's 1993 Stock Option Plan provides for the issuance of up to 2 million shares of common stock at no less than 85% of market value at the time of grant (for non-qualified options) and no less than 110% of market value for incentive stock options.

A summary of the Company's stock options as of December 31, 2003 and 2002 and changes during the years then ended are presented below:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2001	30,950	$21.64
Granted	3,500	$39.00
Cancelled	(2,400)	$30.00
Outstanding at December 31, 2002	32,050	$22.91
Granted	1,700	$39.00
Cancelled	–	–
Outstanding at December 31, 2003	33,750	$26.54
Exercisable at December 31, 2003	23,250	$18.87

The following table summarizes information about stock options outstanding as of December 31, 2003:

Exercise Price	Number Outstanding	Weighted Average Remaining Life (years)	Number Exercisable
$15.00	17,250	2.01	17,250
$30.00	11,300	3.14	6,000
$39.00	3,500	4.58	–
$95.00	1,700	5.50	–
Total	33,750	2.83	23,250

The stock options outstanding that are not exercisable at December 31, 2003 become exercisable beginning in February 2004 through September 2006. The stock options are exercisable for a period of three years.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," effective for the Company at March 31, 1997. Under SFAS 123, companies can either record expense based on the fair value of stock-based compensation upon issuance or elect to remain under the current APB Opinion No. 25 method whereby no compensation cost is recognized upon grant if the exercise price of options are 100% or greater than the stock price at the grant date. The Company accounts for its stock-based compensation plan under APB Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make disclosures as if SFAS 123 had been applied. The disclosure requirements of this Statement are effective for options granted in fiscal 1996 and later.

The SFAS No 123 method of accounting is based on several assumptions and should not be viewed as indicative of the operations of the Company in future periods. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003 and 2002, as follows:

	2003	2002
Interest rate	3.32%	3.74%
Dividend yield	0.00%	0.00%
Expected volatility	110.0%	110.0%
Expected life	6 years	6 years

The weighted average fair value per share of options granted using the Black-Scholes option pricing model for 2003 and 2002, respectively are $69.44 and $38.38.

7. RELATED PARTIES:

Certain directors and their family members purchased a total of $1,550,000 of the subordinated promissory notes including 13,020 stock warrants from the offering made to private investors in December 2000. The directors and their family members purchased the Notes and Warrants under the same terms and conditions as all other investors.

Certain officers and directors are compensated based on actual time and expenses devoted to the Company's business. During the years ended December 31, 2003 and 2002, a consulting fee of $2,000 per month was paid to a director who served as the Company's secretary.

8. COMMITMENTS:

PURCHASE COMMITMENTS

The Company entered into a purchase agreement on December 14, 2000, with a supplier to purchase 1,000 compressor engines by December 31, 2002. At December 31, 2003 the Company has taken delivery of 548 engines from the supplier. The purchase agreement was amended on February 24, 2003, to provide that the Company shall purchase 13 engines per month commencing January 1, 2003 and not less than 156 engines per year until the remaining balance of 452 engines have been purchased. The purchase agreement provides that the Company's liability to the supplier for any failure to purchase the full amount of engines is limited to (i) pay for engines delivered, (ii) reasonable direct out of pocket cost incurred by the supplier in acquiring material for production of the number of engines contemplated by the agreement and (iii) the reasonable costs incurred by the supplier for work in progress at the time of termination of the agreement including labor costs and reasonable quantities of parts and materials ordered by the supplier. The Company has complied with the requirements of the amended purchase agreement during 2003 and anticipates staying in compliance over the remaining life of the agreement.

FACILITIES AND VEHICLE LEASES

The Company has a three year lease terminating August 31, 2004 for its Oklahoma City manufacturing, warehouse and office facilities. The Company has a three year lease terminating September 5, 2004 for its warehouse and office facilities in New Mexico. Compressco Canada has a five year lease terminating December 31, 2008 for its warehouse and office facilities. The Company leases certain vehicles with original terms ranging up to two years.

As of December 31, 2003, future annual minimum lease payments under noncancellable operating leases were approximately $451,000 for 2004, $267,000 for 2005, $154,000 for 2006, $79,000 for 2007 and $79,000 for 2008.

Rent expense under all operating leases was approximately $529,000 and $517,000 for the years ended December 31, 2003 and 2002, respectively.

9. MAJOR CUSTOMERS:

At December 31, 2003, the Company had approximately 385 customers. During the year ended December 31, 2003, we did not have sales to any one customer comprising more than 10% of our total revenues. At December 31, 2003, the Company had one customer, Chesapeake Operating Inc., which amounted to approximately 15% of the Company’s total trade accounts receivable balance.

10. STOCK WARRANTS:

In connection with the offering of the subordinated promissory notes discussed in Note 4, the Company issued stock warrants to purchase 420 shares of the Company's common stock per every $50,000 amount of Notes purchased. The warrants have an exercise price of $120 per share. At December 31, 2003 total stock warrants of 46,620 were issued and outstanding. The warrants are exercisable upon issuance, and expire on March 31, 2005. No stock warrants have been exercised as of December 31, 2003.

The Company obtained a valuation as to the amount to be assigned to the warrants from the total proceeds received from the issuance of the subordinated promissory notes. Based on the valuation estimate, the value assigned to the warrants is $100,000. This amount is shown as outstanding warrants in stockholders' equity and as a discount to the subordinated promissory notes. The discount will be amortized over the three-year life of the stock warrants as additional interest expense. The effective interest rate on the Notes is 13.84% when the value of the warrants is taken into consideration.

The value was determined using the Valrex model, which is an option valuation model that uses established option pricing theory to price nontrading options and warrants.

11. NET INCOME PER COMMON SHARE

Basic and diluted net income per common share are calculated as follows:

	Net Income Per Share (Denominator)	Shares (Numerator)	Amount
Year Ended December 31, 2003
Basic:
Income available to common stockholders	$3,316,024	153,235	$21.64

Diluted:
Effect of stock options and stock warrants	–	39,031
Effect of conversion of subordinated promissory notes, net of income tax	370,504	37,000
Income available to common stockholders plus assumed exercise of stock options and stock warrants and conversion of subordinated promissory notes	$3,686,528	229,266	$16.08

Year Ended December 31, 2002
Basic:
Income available to common stockholders	$1,217,339	153,235	$7.99

Diluted:
Effect of stock options	–	20,754
Income available to common stockholders plus assumed exercise of stock options	$1,217,339	173,989	$7.00

Stock warrants for 46,620 commons shares with an exercise price of $120.00 per share were excluded from the computation of diluted net income per common share for the year ended December 31, 2002 because the warrants’ exercise price was greater than the average market price of the common shares.